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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-292004) of APPlife Digital Solutions, Inc. (the “Company”) of our report dated October 8, 2026, relating to the consolidated balance sheets of the Company as of June 30, 2026 and 2025, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year ended June 30, 2026 and for the period from January 6, 2025 (Inception) to June 30, 2025, and the related notes. Our report includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in the prospectus that is part of this Post-Effective Amendment No. 1 to the Registration Statement.

/s/ RBSM LLP

Houston, Texas

October 22, 2026

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